Exhibit 10.17

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (the “Amendment”), is effective as of April 1, 2011, and is by and between THE HANKIN GROUP (“Landlord”) and FIBROCELL SCIENCE, INC., formerly known as ISOLAGEN, INC. (“Tenant”).

BACKGROUND

Landlord and Tenant (then known as Isolagen, Inc.) entered into a certain lease agreement dated April 6, 2005 (the “Current Lease”) pertaining to approximately 86,500 rentable square feet of space located at 405 Eagleview Boulevard in Eagleview Corporate Center, Route 100, Exton, Uwchlan Township, Chester County, Pennsylvania.

Isolagen, Inc. filed a petition in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, following which Tenant successfully reorganized and emerged from bankruptcy under the name Fibrocell Science, Inc. Landlord and Tenant have agreed to extend the Term of the Current Lease, originally scheduled to expire March 31, 2013, until March 31, 2023, upon the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties hereto, each intending to be legally bound hereby, agree that the Current Lease is hereby amended and modified as follows:

1. Extension of Term.

The Term of the Lease is hereby extended for a period of ten (10) years until March 31, 2023.

2. Option to Extend.

(a) Provided that Landlord has not given Tenant notice of default more than two (2) times following the date of execution of this Amendment, and there then exists no event of default by Tenant under the Lease nor any event that with the giving of notice and/or the passage of time would constitute an event of default, Tenant shall have the right and option to extend the Term for one (1) additional period of sixty (60) months. Tenant shall exercise this right by giving Landlord prior written notice, not sooner than fifteen (15) nor later than twelve (12) months in advance of then scheduled expiration of the Term, of Tenant’s election to extend the Term. The parties agree that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord’s consent) or other party.

(b) Such extension shall be under the same terms and conditions as provided in the Lease except that: (1) the Minimum Annual Rent payable by Tenant shall be at the then fair market value (and in no event less than the Minimum Annual Rent payable during the immediately preceding Term) and (2) upon exercise of the option to extend, there shall be no further options to extend.

(c) For the purposes of this Lease, the term “fair market value” shall mean Landlord’s reasonable determination of fair market value of rent for office/laboratory/warehouse buildings in the Eagleview Corporate Center. Landlord shall notify Tenant in writing within thirty (30) days after Tenant’s exercise of its option to extend as to Landlord’s determination of such fair market value rent. Tenant shall execute a lease renewal agreement in form prescribed by Landlord and reasonably acceptable to Tenant utilizing such determination of fair market value within twenty (20) days after Tenant’s receipt of Landlord’s notice; if Tenant does not exercise its option to extend by the date set forth above, or having exercised its option, does not execute a lease renewal agreement within the time period required above, Tenant shall be deemed to have revoked its option to extend, and the Lease shall terminate, without further options to extend, at the expiration of the then current Term.

(d) The provisions of this Section 2 supersede in their entirety the provisions of Section 45 of the Current Lease, which is hereby agreed to be void and of no further force and effect.

3. Rent.

(a) Paragraph 3(b) of the Current Lease is hereby deleted and amended and restated to provide as follows:

(b) For each of the lease years beginning April 1, 2011 and April 1, 2012 (the “Carryover Period”), respectively, Minimum Annual Rent shall accrue in an amount equal to the Base Rent for Adjustment Purposes, increased by one half the CPI Adjustment, but in no event shall the Minimum Annual Rent for either such year be (1) less than the Minimum Annual Rent in effect for the preceding year, nor (2) greater than $1,384,000.00 per year. For the purposes of this Section 3(b), the Base Rent for Adjustment Purposes for the lease year beginning April 1, 2011 is $1,194,350.40, being the Minimum Annual Rent in effect for the prior lease year beginning April 1, 2010. Notwithstanding the foregoing, during each year of the Carryover Period, Tenant shall be permitted to pay on account of Minimum Annual Rent the sums as provided in the schedule below (without any CPI Adjustment to such amounts in the schedule), and defer payment of the difference between Minimum Annual Rent calculated in accordance with this paragraph and Minimum Annual Rent as set forth in the schedule (hereinafter “Deferred Rent Amount”) until the expiration of the Term of the Lease as extended by this Amendment, without the occurrence of an Event of Default by Tenant, at which time Tenant’s obligation to pay the Deferred Rent Amount shall be excused. The parties agree that upon the occurrence of an Event of Default, the Deferred Rent Amount shall be included as part of the unpaid rent due and payable to Landlord. After the Carryover Period, during each remaining year of the Lease, Tenant shall be permitted to pay on account of Minimum Annual Rent the sums as provided in the schedule below (without any CPI Adjustment to such amounts in the schedule).

For the purpose of this Section 3(b), the following terms shall have the meanings defined below:

(i) The “CPI U” shall mean the Consumer Price Index established by the U.S. Department of Labor Bureau of Labor Statistics for all urban consumers for the Philadelphia metropolitan area (CPI-U) (1982-1984 = 100).

(ii) The “Base Index” shall mean, for the lease year beginning April 1, 2011, the CPI U for March, 2010, and for each subsequent year, the CPI U for the month of March one year prior to the Comparison Index.

(iii) The “Comparison Index” shall mean the CPI U for month of March immediately preceding the commencement of each lease year beginning April 1, 2011.

(iv) The “CPI Adjustment” shall mean, for each year of the Term beginning April 1, 2011, an increase in the Base Rent for Adjustment Purposes by the percentage increase in the Comparison Index over the Base Index, applicable to such year.

The Minimum Annual Rent schedule (the amounts in which are not subject to a CPI Adjustment) is as follows:

Period	Rate per square foot	Minimum Annual Rent	Monthly Installment
4/1/11 - 3/30/13	$12.00	$1,038,000.00	$86,500.00
4/1/13 - 3/31/15	$12.50	$1,081,250.00	$90,104.17
4/1/15 - 3/31/19	$14.50	$1,254,250.00	$104,520.83
4/1/19 - 3/31/23	$17.00	$1,470,500.00	$122,541.67

(c) In addition to the Minimum Annual Rent, Tenant shall continue to pay Tenant’s Proportionate Share of Real Estate Taxes and Operating Expenses, as well as all other items of Additional Rent on the Leased Space, determined in accordance with the terms of the Lease.

4. Condition of Leased Space. Tenant acknowledges and agrees that it shall occupy the Leased Space in “as is” condition.

5. Tenant Alterations. Section 8 of the Current Lease is hereby deleted in its entirety, and the following substituted in its place:

8. Tenant Alterations.

(a) Except as hereafter provided, Tenant shall make no alterations, additions or improvements (“Tenant Alterations”) to the Leased Space without the consent of Landlord, which consent, subject to the provisions of subsection (c) below, shall not be unreasonably withheld, delayed or conditioned.

At the time of Landlord’s consent, Landlord shall designate whether Tenant shall be required to remove the proposed Tenant Alteration upon termination of this Lease, and the absence of such designation in Landlord’s written consent shall be deemed Landlord’s agreement that Tenant shall not be obligated to remove Tenant Alterations upon the termination of this Lease. Landlord also may impose such reasonable conditions as part of its consent as Landlord deems appropriate, taking into consideration the nature of the proposed Tenant Alteration, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, and, if Eagleview Commercial Construction Company (“Contractor”) declines to perform such work, insurance, and copies of the plans, specifications and permits necessary for such work. Nothing herein, however, shall be construed to obligate Tenant to construct any Tenant Alteration for which Landlord has given its consent.

(b) Subject to Tenant’s compliance with the provisions of subsection (c) below, Landlord’s consent shall not be required for Tenant Alterations which (i) do not adversely impact the structural integrity of the Building or the systems serving the Building or their operation, and (ii) are not visible from the Building exterior.

(c) All Tenant Alterations shall be done at Tenant’s expense by Contractor, on the basis of a contract between Tenant and Contractor where the contract price is based upon the Cost of the Work plus a contractor’s fee, in which the term “Cost of the Work” shall be defined by reference to the definition of such term as used in the then current edition of the AIA Contract for Construction, and the fee shall be, with respect to any Tenant Alterations which are for laboratory improvements, 8% of the Cost of the Work, and for any other Tenant Alterations, 12% of the Cost of the Work. The contract between Tenant and Contractor shall be on an “open book” basis, and all subcontracts for more than $25,000.00 shall be subject to competitive bidding. Such contract shall also require the Contractor to maintain a reasonable schedule for the performance of Tenant Alterations. Payment for Tenant Alterations by Tenant to Contractor shall be no less frequently than monthly, and shall be pursuant to invoices for completed work or materials properly stored on site. No Tenant Alterations shall be performed by any contractor other than Contractor, unless Contractor declines to perform the proposed Tenant Alterations (“Permitted Outside Contractor Alterations”), provided that Tenant shall not use a contractor to which Landlord objects in good faith. With respect to Permitted Outside Contractor Alterations, no work shall be performed until the plans therefore have been approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned and shall be deemed approved unless Landlord notifies Tenant of objections to the proposed plans within ten (10) business days after delivery to Landlord of a complete set of the plans therefor, and until Tenant provides to Landlord the evidence of insurance and security for payment for such work as referenced in subsection (a) above. In connection with the review of plans submitted by Tenant, Landlord shall be reimbursed by Tenant for Landlord’s cost in reviewing such plans at the rate of $125.00 per hour; subject to reasonable increase to reflect the then current hourly charge imposed for such review by Landlord for its tenants in the Center generally, and prior to undertaking any such review, Landlord shall provide a statement of the maximum review hours to be dedicated to such review. With respect to Permitted Outside Contractor Alterations, Tenant shall provide Landlord with a copy of Tenant’s application for a building permit therefor, if applicable (together with all attachments thereto), and no review fee shall be charged to Tenant by Landlord in connection therewith nor shall Landlord’s approval of such application be required. Tenant shall provide copies of as-built plans and specifications for all Permitted Outside Contractor Alterations to Landlord within a reasonable time of completion of the work. All Permitted Outside Contractor Alterations shall be done in a first class, workmanlike manner and shall comply with all insurance requirements then made available to Tenant and all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction thereover, and, where applicable, with all reasonable requirements of Landlord. Tenant shall promptly pay for all work done by contractors performing Permitted Outside Contractor Alterations, and obtain and deliver to Landlord partial releases of lien for all work covered by invoices paid by or on behalf of Tenant for such work executed by all contractors, subcontractors and other persons entitled to file mechanic’s liens for non-payment, and final releases of mechanic’s liens upon completion of such work.

(d) If, as a condition of Landlord’s consent, removal of a Tenant Alteration is required at termination of this Lease, Tenant shall promptly remove such Tenant Alterations and repair any damage occasioned by such removal. In default thereof, Landlord may effect said removal and repairs at Tenant’s expense. With respect to any Tenant Alterations which Tenant is not obligated to remove hereunder (including without limitation Permitted Outside Contractor Alterations), such Tenant Alterations, if not removed by Tenant upon the termination of this Lease, shall be deemed abandoned by Tenant, and deemed a part of Landlord’s property, notwithstanding any provision of Section 16 to the contrary.

(e) Landlord’s consent shall not be required for Tenant Alterations which (i) do not adversely impact the structural integrity of the Building or the systems serving the Building or their operation, (ii) are not visible from the Building exterior and (iii) qualify under the following:

(A) The Tenant Alteration is to be made to portions of the Leased Premises other than the laboratory areas and the cost thereof is $10,000 or less with respect to any Tenant Alteration project (or $20,000 or less in the aggregate with respect to Tenant Alteration projects undertaken over any twelve (12) consecutive month period); or

(B) The Tenant Alteration is to be made to the laboratory areas of the Leased Premises and the cost thereof is $50,000 or less with respect to any Tenant Alteration project (or $100,000 or less in the aggregate with respect to Tenant Alteration projects undertaken over any twelve (12) consecutive month period).

Tenant Alterations described in this subsection (e) for which Landlord’s consent is not required hereinafter are called “Permitted Tenant Alterations.” Notwithstanding the foregoing, painting or carpeting of the interior of the Leased Space and like cosmetic improvements shall not be deemed Tenant Alterations regardless of the cost thereof. Tenant shall not be obligated to remove Permitted Tenant Alterations upon the termination of this Lease unless an Event of Default has occurred which is then continuing and Landlord so requires such removal. For the purpose of this subsection (e), in calculating the “cost” of any Tenant Alteration project to determine if any proposed Tenant Alteration is a “Permitted Tenant Alteration”, “cost” shall mean the Landlord’s good faith estimate of the entire cost of the Tenant Alteration project or projects under consideration, including all permit fees, design and engineering costs, general conditions, and the cost of all work to be performed by all trade contractors to furnish and install materials needed to complete such project, and a reasonable fee to a general contractor or construction manager for overhead and profit.

5. Section 23 of the Lease is hereby deleted, and the following substituted in its place:

23. CONFESSION OF JUDGMENT:

UPON AN EVENT OF DEFAULT, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS FOR RENT IN ARREARS OR TREATED AS IF IN ARREARS AND CHARGES, WHETHER OR NOT PAYABLE AS RENT, AND TO CONFESS JUDGMENT AGAINST TENANT FOR ALL ARREARS OR SUCH SUMS TREATED AS IF IN ARREARS AND THE SAID CHARGES, AND FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEY’S COMMISSION OF TEN PER CENT (10%) OF THE AGGREGATE OF THE FOREGOING SUMS AND CHARGES. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME AS OFTEN AS ANY RENT IN ARREARS OR RENT TREATED AS IF IN ARREARS OR CHARGES FALL DUE AND ARE NOT PAID. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM AND DURING, AND AT ANY TIME, AFTER ANY EXTENSION OR RENEWAL OF THE TERM.

WHEN THE LEASE SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, EITHER DURING THE ORIGINAL TERM OR

ANY RENEWALS OR EXTENSIONS THEREOF, AND ALSO WHEN AND AFTER THE TERM HEREBY CREATED OR, ANY RENEWAL OR EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, AND A JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, IT SHALL BE CANCELED OR SUSPENDED AND POSSESSION OF THE LEASED SPACE REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR TERMINATION OF THE LEASE, OR ANY RENEWAL OR EXTENSION HEREOF, TO BRING ONE OR MORE ACTIONS IN CONFESSION OF JUDGMENT FOR EJECTMENT AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED SPACE. IF IN ANY ACTION TO CONFESS JUDGMENT IN EJECTMENT, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS INSTRUMENT (AND THE TRUTH OF THE COPY STATED IN SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT EXPRESSLY RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL ERRORS IN THE SAID PROCEEDINGS, AND ALL LIABILITY THEREFOR. TENANT EXPRESSLY WAIVES THE BENEFIT OF ALL LAWS, NOW OR HEREAFTER IN FORCE, EXEMPTING ANY GOODS WITHIN THE LEASED SPACE OR ELSEWHERE FROM DISTRAINT, LEVY OR SALE.

FIBROCELL SCIENCE, INC.

By: s/s Declan Daly

6. Brokers.

Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, firm, company or person in connection with the negotiation for or the obtaining of this Amendment, other than Newmark, Knight, Frank, Smith, Mack, whose commission shall be paid by Landlord pursuant to a separate agreement between Landlord and such broker, and each party shall indemnify, defend and hold harmless the other from and against any claim by any other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this Lease, and any attorneys fees or other expenses incurred by the other party in connection therewith.

7. Miscellaneous.

(a) All capitalized terms not defined herein shall have the same meaning as the Current Lease. From and after the date hereof, except to the extent that the context otherwise requires, the term “Lease” shall mean the Current Lease as modified by this Amendment.

(b) Except as expressly modified hereby, the terms and conditions of the Current Lease remain unmodified and in full force and effect, which the parties hereby ratify and confirm. In the event of a conflict between the terms of the Current Lease and this Amendment, the latter shall control.

(c) The terms and conditions of the Current Lease, as amended hereby, constitutes the whole agreement between the parties and any further amendments or modifications to the terms of the Current Lease must be in writing and duly executed by the parties hereto.

(d) This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs and assigns, except as specifically provided herein or in the Current Lease, and is not intended to benefit any person or entity not a party hereto.

(e) This Amendment shall be construed under the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

(f) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument. It shall not be necessary for all parties to execute the same counterpart, so long as each party shall have executed at least one counterpart, but in this latter event, each party shall have delivered to it photocopies of counterparts showing signatures of all of the parties.

(g) This Amendment, together with the Current Lease, constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and may not be contradicted by any prior or contemporaneous representation, statement or agreement of the parties relating to the subject matter hereof, and may not be modified except by a written instrument executed by the parties hereto.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment this 17th day of February, 2012, effective as of April 1, 2011.

LANDLORD:

THE HANKIN GROUP, a Pennsylvania limited partnership

By:	The Hankin Group, Inc., its general partner

BY:	/s/ Robert S. Hankin
Robert S. Hankin, President

TENANT: FIBROCELL SCIENCE, INC.

WITNESS/ATTEST:	BY:	/s/ Declan Daly

/s/ Sue White	NAME:	Declan Daly
	TITLE:	Chief Financial Officer

	DATE:	February 17, 2012

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